UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2017

JMP Group LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36802

Delaware (State or other jurisdiction of incorporation)	47-1632931 (IRS Employer Identification No.)

600 Montgomery Street, Suite 1100 San Francisco, CA 94111 (Address of principal executive offices, including zip code)
(415) 835-8900 (Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01.          Entry in to a Material Definitive Agreement

On November 20, 2017, JMP Group Inc. (the “Issuer”), JMP Group LLC (the “Company”), JMP Investment Holdings LLC (together with the Company, the “Guarantors”) entered into an Underwriting Agreement with UBS Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), providing for, among other things, the sale by the Issuer and the purchase by the Underwriters, acting severally and not jointly, of $50.0 million, in the aggregate, of the Issuer’s 7.25% Senior Notes due 2027 (the “Notes”).  The Underwriters may also purchase up to an additional $7.5 million of Notes from the Issuer at the public offering price, less the underwriting discount, within 30 days from the date of the prospectus supplement.

The Notes were registered for offer and sold pursuant to an effective Registration Statement on Form S-3 (File No. 333-217396) filed with the Securities and Exchange Commission on April 20, 2017 (the “Registration Statement”), and a related prospectus and prospectus supplement filed with the Securities and Exchange Commission.

The public offering price of the Notes was 100.0% of the principal amount (i.e., $50.0 million). The Issuer will receive net proceeds after discounts and commissions, but before expenses, of approximately $48.4 million and intends to use a portion of the net proceeds to redeem some or all of its outstanding 7.25% Senior Notes due 2021 or 8.00% Senior Notes due 2023 or both. The remaining proceeds, if any, will be used for general corporate purposes. If the Underwriters exercise their option to purchase additional Notes in full, the total proceeds, before expenses, will be approximately $55.7 million.

The offering of the Notes is expected to close on November 28, 2017, subject to customary closing conditions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference and into the Registration Statement.

Item 8.01          Other Events

In connection with the offering of the Notes, the Company is filing as Exhibit 5.1 hereto an opinion of counsel addressing the validity of the Notes and the related guarantees. Such opinion is incorporated by reference into the Registration Statement.

The Company is also filing the computation of its and the Issuer’s ratio of earnings to fixed charges for the nine months ended September 30, 2017 and each of the five years from 2012 through 2016 as Exhibit 12.1 and Exhibit 12.2, respectively, which are incorporated by reference into the Registration Statement.

Item 9.01          Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement, dated November 20, 2017, between JMP Group Inc., JMP Group LLC, JMP Investment Holdings LLC and UBS Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the Notes.

12.1	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges of JMP Group LLC.

12.2	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges of JMP Group Inc.

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1 hereto).

99.1	Press release issued by JMP Group Inc., dated November 20, 2017.

99.2	Press release issued by JMP Group Inc., dated November 20, 2017.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP GROUP LLC

Date: November 22, 2017	By:	/s/ Raymond Jackson
Raymond Jackson
Chief Financial Officer